Patrick Industries, Inc. Completes Acquisition of Baymont, Inc.

ELKHART, IN - September 5, 2017 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Baymont, Inc. (“Baymont”), a manufacturer and supplier of fiberglass showers, tubs, and tile systems for the manufactured housing (“MH”) and industrial markets. Baymont operates out of multiple manufacturing facilities in Golden, Mississippi and has 2017 projected annual revenues of approximately $8 million. The purchase price for Baymont was $3.4 million plus contingent consideration based on future performance. The Company expects the acquisition to be accretive to 2018 net income per share.

“Baymont is recognized as a high-quality and trusted designer, engineer and manufacturer of bath fixtures, including fiberglass showers and tubs, and its patented prefabricated tile wall system has applications in both the MH and residential housing markets,” said Todd Cleveland, Chief Executive Officer of Patrick. “Baymont represents a continued growth opportunity that complements our strategic expansion initiatives in the MH market.”
“The acquisition of Baymont will expand Patrick’s geographic footprint and fiberglass manufacturing capacity and capabilities in the Southeast where there is significant growth potential as well as provide opportunities to better serve our customers in the MH and residential housing markets,” said Andy Nemeth, President of Patrick. “In addition, the operational talent and expertise of the Baymont team will allow us to capitalize on product synergies, including expanding Baymont’s existing fiberglass and tile product portfolio into the recreational vehicle, marine and other markets. Consistent with previous acquisitions, we will support Baymont with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
Mike Stockton, President of Baymont, said, “Patrick is a great fit for our operation and for our customers. After more than 16 years in business, our team is excited to partner with the Patrick organization whose vast portfolio of products and resources and customer first approach will help to further grow the Baymont brand and bring a variety of product solutions, resources, and capacity to our customers and markets."

The acquisition of Baymont included the acquisition of inventory and machinery and equipment, and was funded under the Company’s existing credit facility. Patrick will continue to operate the business on a stand-alone basis under the Baymont brand name in its existing facilities.
Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast through locations in 19 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, thermoformed shower surrounds, fiberglass and plastic helm systems and component products, wiring and wire harnesses, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

Contact:
Julie Ann Kotowski
Investor Relations
Patrick Industries, Inc.
574-294-7511
kotowskj@patrickind.com